UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2011

ORITANI FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 664-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principals Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2011, the Board of Directors approved the granting of stock options and restricted stock awards to the named executive officers of the Company as listed below:

Executive Officer	Number of Options	Number of Shares of Restricted Stock

Kevin J. Lynch	992,750	397,100
Michael A. DeBernardi	455,000	182,000
John M. Fields, Jr.	455,000	182,000
Thomas Guinan	455,000	182,000
Philip M. Wyks	32,000	16,000

The grants were made in accordance with the terms of the 2011 Equity Incentive Plan, which was approved by the stockholders at the July 26, 2011 special meeting of stockholders.  All of the options vest in equal installments over a five-year period, commencing on August 20, 2012, and have an exercise price of $11.95 per share, which was the closing market price/last sale price of the Company's common stock on August 18, 2011, the date of the grant.  The restricted stock awards also vest in equal installments over a five-year period, commencing on the first business day following the expiration of a one year period from the date of the grant (August 20, 2012).  The vesting of the options and restricted stock awards accelerate upon death or disability, retirement or involuntary termination of employment following a change in control.  The grants have other terms and conditions consistent with the 2011 Equity Incentive Plan.  Including the options and restricted stock shares granted with respect to the above-named officers, a total of 3,033,750 options and 1,227,100 shares of restricted stock were granted to officers and employees of the Company.

Each outside director of the Company, except for the lead director, was granted 91,000 shares of restricted stock and an option to purchase 227,500 shares of common stock.  The lead director was granted 100,000 shares of restricted stock and an option to purchase 250,000 shares of common stock.  The options vest in equal installments over a five-year period, commencing August 20, 2012 and have an exercise price of $11.95 per share, which was the closing market price/last sale price of the Company's common stock on August 18, 2011, the date of the grant.  The restricted stock awards also vest in equal installments over a five-year period, commencing August 20, 2012.  The vesting of the options and restricted stock awards accelerate upon death or disability, retirement or involuntary termination of service following a change in control.  The grants have other terms and conditions consistent with the 2011 Equity Incentive Plan.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINACIAL CORP.
DATE: August 19, 2011	By:	/s/Kevin J. Lynch
Kevin J. Lynch
President and Chief Executive Officer